Exhibit 23.1

Consent of Ernst & Young Auditores Independentes S.S.,

Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-4 filed as of today) and related Prospectus of Gol Linhas Aéreas Inteligentes S.A. for the registration of US$225,000,000 of its 7.50% Senior Notes due 2017 and to the incorporation by reference therein of our reports dated January 29, 2007, with respect to the consolidated financial statements of Gol Linhas Aéreas Inteligentes S.A. and management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gol Linhas Aéreas Inteligentes S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Ernst & Young Auditores Independentes S.S.

By:	/S/ MARIA HELENA PETTERSSON

Maria Helena Pettersson Partner

Sao Paulo, Brazil

August 29, 2007